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                                                                     EXHIBIT 8.1


                       [LETTERHEAD OF GREENBERG TRAURIG]


                                 October 3, 2001


IXL ENTERPRISES, INC.
1600 Peachtree Street, NW
Atlanta, GA  30309

         RE:   MERGER OF IXL ENTERPRISES, INC. INTO INDIA MERGER SUB, INC.

Ladies and Gentlemen:

         We have acted as counsel for IXL ENTERPRISES, INC., a Delaware corporation (the "Company"), in connection with the preparation and execution of the Agreement and Plan of Merger, dated July 31, 2001, by and among the Company, INDIA-SIERRA HOLDINGS, INC., a Delaware corporation ("Holdings"), SCIENT CORPORATION, a Delaware corporation ("Scient"), INDIA MERGER SUB, INC., a Delaware corporation and a direct, wholly owned subsidiary of Holdings ("India") and SIERRA MERGER SUB, INC., a Delaware corporation and a direct, wholly owned subsidiary of Holdings ("Sierra"), as amended by that certain Amendment No. 1 to Merger Agreement dated October 2, 2001, by and among the Company, Holdings, Scient, India, and Sierra (collectively, the "Merger Agreement"), pursuant to which, among other things, the Company shall merge into India (the "Merger"). This opinion is delivered pursuant to Section 7.2(c) of the Merger Agreement.

         Unless otherwise defined, capitalized terms referred to herein have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

         In delivering this opinion, we have reviewed and relied upon (without any independent investigation) the facts, statements, descriptions and representations set forth in the Merger Agreement (including Exhibits), the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (which includes a joint proxy statement/prospectus relating to the Merger) (the "Registration Statement"), and such other documents pertaining to the Merger as we have deemed necessary or appropriate. We have also relied upon (without any independent investigation) tax representation certificates of Holdings and the Company, each dated October 3, 2001, signed by an authorized officer of Holdings and the Company, respectively, and incorporated herein by reference in their entirety (collectively, the "Tax Certificates").

         In connection with rendering this opinion, we have assumed (without any independent investigation) that:

                  1. Original documents (including signatures thereon) are authentic, documents submitted to us as copies conform to the original documents, and there has been

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IXL ENTERPRISES, INC.
October 3, 2001
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(or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof.

                  2. Any representation or statement referred to above made "to the knowledge of," "to the best of the knowledge" or otherwise similarly qualified is correct without that qualification. As to all matters in which a person or entity making a representation has represented that that person or entity is not a party to, does not have or is not aware of any plan, intention, understanding or agreement, there is in fact no plan, intention, understanding or agreement, and such action will not be taken.

                  3. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and will continue to be true and correct in all material respects as of the Effective Time and all other relevant times, and no actions have been (or will be) taken that are inconsistent with those statements, descriptions and representations. All covenants contained in the Merger Agreement are or will be performed without waiver or breach of any material provision thereof.

                  4. The Merger will be reported by Holdings, India and the Company on their respective federal income tax returns in a manner consistent with the opinion set forth below.

                  5. The Merger will be consummated in accordance with the Merger Agreement (and without any waiver, breach or amendment of any of the provisions thereof) and will be effective under the applicable state laws.

                  6.       To the extent any expenses relating to the Merger
(or the "plan of reorganization" within the meaning of Treasury regulation section 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, those expenses will be valid reorganization expenses.

                  Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement, it is our opinion that, if the Merger is consummated in accordance with the provisions of the Merger Agreement (and without any waiver, breach or amendment of any of the provisions thereof), and if the statements set forth in the Tax Certificates are true and correct as of the Effective Time, the Merger will be a "reorganization" for federal income tax purposes within the meaning of Section 368(a) of the Code and Holdings, the Company and India will each be a party to that reorganization within the meaning of Section 368(b) of the Code. This opinion is limited to the specific U.S. federal tax consequence set forth above and does not address any other federal or any state, local or foreign tax consequence that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger).

         No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement or as to any transaction whatsoever, including the Merger, if all of the transactions described in the Merger Agreement are not consummated in accordance with the


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IXL ENTERPRISES, INC.
October 3, 2001
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terms of the Merger Agreement and without waiver or breach of any material provision thereof, or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any of the facts, statements, representations, warranties or assumptions upon which we have relied to issue this opinion are incorrect, our opinion might be adversely affected and may not be relied upon.

         In reviewing this opinion, you should be aware that it represents our conclusions regarding the application of existing U.S. federal income tax law to the present transaction, and further represents and is based upon our best judgment regarding the application of U.S. federal income tax laws under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not take a contrary position with regard to any of the requirements for the Merger to be a reorganization, or that if the Internal Revenue Service were to take such a contrary position, a court considering the issues would not hold for the Internal Revenue Service. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or a retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the U.S. federal income tax laws.

         We consent to the use of this opinion as an exhibit to the Registration Statement, to the references to this opinion in the Registration Statement and to the use of our name in the Registration Statement under the headings "THE MERGER - United States Federal Income Tax Consequences of the Merger", "THE MERGER AGREEMENT - Conditions to the Merger" and "Legal Matters" therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated thereunder. The filing of this opinion as an exhibit to the Registration Statement and the references to the opinion and our firm therein are not intended to create liability under applicable state law to any person other than the Company, our client.


                                                     Very truly yours,

                                                     /s/ Greenberg Traurig, LLP

                                                     GREENBERG TRAURIG, LLP